UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2020

KBR, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33146	20-4536774
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Jefferson Street, Suite 3400 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 753-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which listed
Common Stock, $0.001 par value	KBR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2020, Farhan Mujib notified KBR, Inc. (“KBR”) of his decision to leave KBR as President, Energy Solutions – Delivery effective May 1, 2020, to spend more time with his family. Mr. Mujib’s career with KBR spanned over 30 years, and during his tenure he worked in Africa, Australia, Asia, Europe, the Americas and the Middle East, employing his in-depth knowledge of international project requirements, cultural sensitivities and business practices to manage several major developments in the energy business. Stuart Bradie, President and Chief Executive Officer of KBR, remarked that, “Farhan has been a key and constant figure in the executive leadership during my tenure, and I want to personally thank Farhan for his contributions to KBR. He will be missed.”

J. Jalal Ibrahim, current President, Energy Solutions – Services of the Company, will assume Mr. Mujib’s responsibilities effective immediately.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBR, INC.

Date: March 27, 2020	By:	/s/ Adam M. Kramer
	Name: Title:	Adam M. Kramer Vice President, Public Law and Corporate Secretary